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               Certification Pursuant to 18 U.S.C. Section 1350,
                          As Adopted Pursuant to
                 Section 906 of the Sarbanes-Oxley Act of 2002


Name of Issuer: Dryden Short-Term Bond Fund, Inc.

    In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his or her knowledge, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.



Date: August 26, 2003                    /s/ Judy A. Rice
                                         ----------------------------
                                         Judy A. Rice
                                         President and Principal
                                         Executive Officer


Date: August 26, 2003                    /s/ Grace C. Torres
                                         ----------------------------
                                         Grace C. Torres
                                         Treasurer and Principal Financial
                                         Officer